UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

April 1, 2013
Date of report (Date of earliest event reported)

PIPER JAFFRAY COMPANIES
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-31720	30-0168701
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Nicollet Mall, Suite 800 Minneapolis, Minnesota	55402
(Address of Principal Executive Offices)	(Zip Code)

(612) 303-6000
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On April 1, 2013, Piper Jaffray & Co. (“PJ&Co.”), a wholly-owned subsidiary of Piper Jaffray Companies (the “Company”) initiated a commercial paper program in the ordinary course of its business to fund a portion of its securities inventories. The maximum amount of senior secured commercial paper notes (the “Series III-A CP Notes”) that may be issued under the program is $100 million and the Series III-A CP Notes will be pari passu with other senior indebtedness of PJ&Co. The Series III-A CP Notes will be issued pursuant to the terms of an Indenture dated as of April 1, 2013, (the “Indenture”) between PJ&Co. and The Bank of New York Mellon (“Indenture Trustee”). The Indenture Trustee will also serve as Issuing and Paying Agent for the Series III-A CP Notes. PJ&Co. is offering the Series III-A CP Notes only to certain qualified investors satisfying the requirements of the Indenture.

The Series III-A CP Notes will not be redeemable prior to maturity or subject to voluntary prepayment and will be interest bearing or sold at a discount to par, with maturities ranging from thirty days to two hundred seventy days from date of issuance. The interest rate (or the discount to maturity) will be based on LIBOR (a rate per annum determined by reference to the British Bankers' Association Interest Settlement Rates for deposits in dollars offered on the London interbank dollar market) plus an applicable margin. The minimum issuance amount is $1,000,000, with denominations of $100,000 and integral multiples of $5,000 in excess of this denomination. The Series III-A CP Notes will be issued and purchases will be recorded through the book-entry system of The Depository Trust Company (“DTC”). The face amount of each Series III-A CP Note will be paid upon maturity in immediately available funds to DTC.

The Series III-A CP Notes will be secured by a pledge of collateral owned by PJ&Co., as specified and defined in the Indenture (“Collateral”) and a Collateral Account Control Agreement dated as of April 1, 2013, between PJ&Co. and the Indenture Trustee. The Collateral will be maintained by the Indenture Trustee, as securities intermediary, in a control account held for its benefit, as secured party, on behalf of the holders of the Series III-A CP Notes. PJ&Co. will be required to maintain a level of Collateral in the control account that exceeds the principal amount of the Series III-A CP Notes outstanding by a percentage determined by the type of eligible collateral pledged on any business day.

The net proceeds (after deducting related issuance expenses) from the sale of Series III-A CP Notes will be used for general corporate purposes, including working capital.

PJ&Co. is a broker-dealer and its sales representatives will market the Series III-A CP Notes directly to prospective investors on behalf of PJ&Co. The foregoing description of the Indenture and the Series III-A CP Notes does not purport to be complete and is qualified in its entirety by reference to the Indenture, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference in this Current Report on Form 8-K.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits.

10.1	Indenture dated April 1, 2013, between Piper Jaffray & Co. and The Bank of New York Mellon.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIPER JAFFRAY COMPANIES

Date: April 1, 2013	By	/s/ Debbra L. Schoneman
Debbra L. Schoneman
Chief Financial Officer

EXHIBIT INDEX

No.	Description	Manner of Filing
10.1	Indenture dated April 1, 2013, between Piper Jaffray & Co. and The Bank of New York Mellon.	Filed Electronically